Exhibit 10.1

                       AGREEMENT OF SETTLEMENT AND RELEASE



         This Agreement of Settlement and Release (this "Agreement") is entered into by Joseph J. Haraoui, for himself and for his affiliates, predecessors, successors, assigns, heirs and beneficiaries, including but not limited to, Tamin Mineracao Ltda. ("Tamin"), Mineracao Luzema Ltda., Mineracao Italia Ltda. and Cedro Mineracao Ltda., and all other persons, firms and entities relating to such persons or entities, and each of them (collectively referred to herein as "Zuzu"), Toucan Gold Corporation, a Delaware Corporation, and its subsidiaries ("TGC") and Toucan Mining Limited, an Isle of Man corporation, and its subsidiaries ("TML") TGC and TML shall be collectively referred to herein as "Toucan." Zuzu and Toucan are collectively referred to herein as the "Parties."

         WHEREAS, in September of 1996, TGC entered into an agreement to acquire from Zuzu twenty-five (25) priority claims (the "Claims") in the Cuiaba Basin of Brazil (the "Claims Agreement");

         WHEREAS, certain terms of the Claims Agreement were set forth in that certain Termo de Compromiso, dated September 24, 1996, by and between Igor Mousasticoshvily, Sr., on behalf of TGC and Zuzu, on behalf of Tamin, that certain Procuracao, dated September 26, 1996, executed by Zuzu on behalf of Tamin and that certain Letter from Roy G. Williams and addressed to Igor Mousasticoshvily, dated as of February 22, 1996;

         WHEREAS, there has been a dispute between the Parties relating to the Claims and the amount that is to be paid by TGC to Zuzu in connection with the delivery of the Claims; and

         WHEREAS, in consideration of the terms and conditions set forth in this Agreement, which have been agreed to by the Parties, the Parties desire to settle and release all disputes relating to the Claims which the Parties have or may have with one another.

         NOW, THEREFORE, for and in consideration of the terms and conditions described below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

         1. Zuzu, shall and hereby does fully RELEASE, REMISE, CANCEL, ACQUIT and FOREVER DISCHARGE Toucan and its affiliates, predecessors, successors, assigns, attorneys and members, and their respective partners, members (and any affiliates thereof), officers, shareholders, managers, directors, agents, contractors, representatives, employees and attorneys, including but not limited to, Mineradora de Bauxita Ltda., an authorized mining company organized under the laws of Brazil, and its subsidiaries ("MBL"), Roy G. Williams ("Williams"), Robert P. Jeffcock ("Jeffcock"), L. Clark Arnold ("Arnold"), Don Box ("Box"), Robert A. Pearce ("Pearce"), Igor Mousasticoshvily, Sr. ("Mousasticoshvily"), and the successors and assigns of each of TGC, MBL, TML, Williams, Jeffcock, Arnold, Box, Pearce and Mousasticoshvily (collectively, the "Released Parties") from any and all past or present, known or unknown, suspected or unsuspected, contingent or fixed, past, present or future debts, obligations, claims, demands, losses, damages, causes of action, rights of action or other liabilities whatsoever, both in law and in equity (including attorneys' fees and costs


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in connection  therewith) relating to the Claims, which such releasing party may have had or may now have against the Released Parties, or otherwise involving the Released Parties, in any way resulting from any actions, events or occurrences prior in time to the date hereof.

         2. In connection with the execution and delivery of the Agreement by the Parties, TGC shall deliver to Zuzu an aggregate of 250,000 shares (the "Shares") of TGC common stock, par value $0.01 per share (the "Common Stock").

         (a) The Parties agree that pursuant to the Claims Agreement, as of April 1997, Zuzu was entitled to receive 210,000 shares (the "Initial Shares") of Common Stock. TGC acknowledges that the holding period for purposes of Rule 144(k) promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Initial Shares has expired. TGC further acknowledges that Zuzu is not an affiliate (as such term is defined pursuant to Rule 144) of TGC and has not been an affiliate of TGC within the preceding three (3) months, and, therefore, Zuzu shall be entitled to sell the Initial Shares without registration under the Securities Act pursuant to Rule 144(k), and the stock certificate evidencing the Initial Shares shall not bear a restrictive legend.

         (b) Zuzu acknowledges that (i) the remaining 40,000 shares (the "Restricted Shares") of Common Stock comprising the Shares shall be restricted securities within the meaning of Rule 144; (ii) shall be subject to the terms and conditions of Rule 144, including the two-year holding period requirement of Rule 144(k); and (iii) the stock certificate evidencing the Restricted Shares shall bear a securities legend reflecting such restrictions. Zuzu further represents that he is acquiring the Restricted Shares solely for his own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under Securities Act or an exemption from such registration is available, including Rule 144(k).

         3. In connection with the execution and delivery of the Agreement by the Parties, TML shall pay to Zuzu, or Zuzu's nominee, a cash payment equal to U.S. $50,000.

         4. The delivery to Zuzu of the certificates evidencing the Shares referred to in Paragraph 3 hereof and the cash payment referenced to in Paragraph 4 hereof shall be made on the fifth business day following the execution of this Agreement by all of the Parties. The date of delivery of such Certificates and cash payment shall be referred to herein as the Effective Date.

         5. Zuzu will use his best efforts to deliver to TML (or its assignee) all of the seven (7) claims described on Exhibit A, attached hereto, certified by the Departamento Nacional De Produca Mineral ("DNPM"), with priority, having good, clean and transferrable title and published by the Brazilian authorities in the Government Gazette (each a "Certified Claim" and collectively the "Certified Claims"). Prior to June 30, 2002 (the "Termination Date"), Zuzu shall not pledge, sell, give an option to purchase, contract to sell or otherwise assign any of the seven (7) above-referenced claims to any person or entity other than TML (or its assignees) pursuant to this Agreement.



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         6.  Claim  DNPM  No.  869.820/96  shall  be  delivered  to TML  (or its assignee) without consideration prior to the delivery to TML (or its assignee) of any of the other Certified Claims (the "Other Certified Claims") set forth as Exhibit A hereto.

          7. TML shall pay to Zuzu, or Zuzu's nominee, an additional cash payment of U.S.$20,000 for each Other Certified Claim that is delivered to TML on the fifth business day after such Other Certified Claim is delivered to TML, subject to the provisions of Paragraph 8 of this Agreement.

         8. If a claim referenced on Exhibit A is not delivered to TML as a Certified Claim on or before the Termination Date, TML shall have no obligation whatsoever to make any payment to Zuzu with respect to such claim.

         9. This Agreement is the result of disputed matters among the Parties and is not intended to and does not reflect or constitute an admission or acknowledgment of any liability or fault by any of the Parties under any theory of liability.

         10. This Agreement reflects the complete agreement of the Parties with respect to all matters pertaining to the settlement of any and all claims between any and all of the Parties.

         11. The Parties hereto represent and warrant that they (i) have carefully read this Agreement and know and understand this Agreement's contents completely, (ii) have had adequate opportunity to be represented and advised by an attorney of their choice and fully understand their right to discuss all aspects of this Agreement with such attorney, (iii) are executing this Agreement of their own free will, act and deed, without being induced to do so in any way by any of the other Parties, (iv) did not rely, in making this Agreement, on any statement or representation by any of the persons or entities that are being by this Agreement, or by any persons representing those persons or entities, other than as expressly stated in this Agreement, and (v) have not sold, assigned, transferred, conveyed or otherwise disposed of any or all of the debts, obligations, claims, demands, losses, damages, causes of action, rights of action or other liabilities, whether known or unknown, past or present, released by this Agreement.

         12. This Agreement shall not be modified except by further written agreement among the Parties and only as such written instrument clearly specifies its intent to amend, modify, or change this Agreement.

         13. It is understood and agreed that this Agreement shall be binding upon and inure to the benefit of all of the Parties and their respective beneficiaries, heirs, successors and assigns. The undersigned agree and warrant that the representations and warranties made in this Agreement shall survive the execution of this Agreement and shall be the continuing representations of the undersigned.

         14. The recitals made herein are incorporated into this Agreement in their entirety as if set forth verbatim in the body of this Agreement.



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         15.  This   Agreement   supersedes   any  and  all  prior   agreements,
understandings, oral or written, among the Parties pertaining to the subject matter hereof.

         16. Should any Party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under or relating to this Agreement, or to recover damages for breach of this Agreement, the non-prevailing Party or Parties in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agree(s) to pay, jointly or severally, to the prevailing Party or Parties all reasonable costs, damages, and expenses, including attorneys' fees, expended or incurred in connection therewith.

          17. This Agreement may be executed in several counterparts and it shall not be necessary for each Party to execute each of such counterparts, but when all of the Parties have executed and delivered one of such counterparts, the counterparts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each Party in accordance with its terms.

         18. All notices, requests, demands and other communications that are required to be or may be given under this Agreement by any Party to any of the other Parties shall be in writing and shall be deemed to have been duly given when (a) delivered in person, (b) delivered by an overnight courier service (such as Federal Express or UPS, etc.) or (c) delivered by certified or registered first class mail, postage prepaid, return receipt requested, to the Party to whom the same is so given or made:

         If to TGC addressed to:        Toucan Gold Corporation
                                        8201 Preston Road
                                        Suite 600
                                        Dallas, Texas  75225
                                        ATTN:  President

                  with a copy to:       Jenkens & Gilchrist, P.C.
                                        1445 Ross Avenue, Suite 3200
                                        Dallas, Texas 75202
                                        ATTN: Mark D. Wigder, Esq.

         If to TML:                     Toucan Mining Limited
                                        Celtic House
                                        Victoria Street
                                        Douglas, Isle of Man IM99 1QZ.
                                        ATTN:  Corporate Secretary

                  with a copy to:       Jenkens & Gilchrist, P.C.
                                        1445 Ross Avenue, Suite 3200
                                        Dallas, Texas 75202
                                        ATTN: Mark D. Wigder, Esq.




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         If to Zuzu:                    at the address  of Zuzu as  set forth on
                                        Exhibit B.

         19. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

         20. TML may assign its rights under this Agreement (i) to any person or entity that is an affiliate (as defined under the Securities Act) of TML, (ii) to Minmet PLC or its affiliates, or (iii) to any other person or entity provided that TML has deposited the sum of $120,000 minus the product of $20,000 and the number of Other Certified Claims that have been delivered to TML and for which Zuzu has received payment in an escrow account with a financial institution with assets in excess of U.S.$100,000,000 pursuant to an escrow agreement that provides for (i) the payment to Zuzu out of such escrowed funds of $20,000 for each Other Certified Claims delivered to TML's assignee prior to the Termination Date and (ii) the payment to TML of the escrowed funds (plus interest thereon) remaining in the escrow account on the first business day following the Termination Date.

         21. This Agreement shall be governed by and construed in accordance with the internal laws of Brazil, without regard to principles of conflicts of law.




                  [Remainder of Page Left Intentionally Blank]


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         IN WITNESS WHEREOF,  the undersigned have executed this Agreement to be effective on the latest date written below.


Executed on ____________, 1999.
                                              JOSEPH J. HARAOUI,
                                              individually and on behalf of Zuzu


                                              TOUCAN GOLD CORPORATION,
                                              a Delaware corporation


Executed on ____________, 1999.               By: /s/ Robert A. Pearce
                                                  ------------------------------
                                              Name:        Robert A. Pearce
                                                  ------------------------------
                                              Title:   Chief Financial Officer
                                                  ------------------------------


                                              TOUCAN MINING LIMITED,
                                              an Isle of Man corporation


Executed on ____________, 1999.               By: /s/ Robert P. Jeffcock
                                                  ------------------------------
                                              Name:          Robert P. Jeffcock
                                                  ------------------------------
                                              Title:   Director
                                                  ------------------------------






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                                    EXHIBIT A


DNPM Claim Number

1.       869.820/96

2.       867.245/95

3.       867.246/95

4.       867.247/95

5.       867.249/95

6.       867.250/95

7.       867.234/95

                                    EXHIBIT B


         Zuzu's Address:


                                       B-1